USA TRUCK, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is entered into effective this ___ day of ____, 20__, by USA Truck, Inc. (“Company”) and ________ (“Participant”) to evidence an award of restricted stock on this date to Participant pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”). A copy of the Plan is available from the Company’s Secretary upon request.  NOW, THEREFORE, for the purposes set forth in the Plan, and in consideration of services to be rendered by Participant, the Company hereby grants the Award Shares (as defined below) to Participant on the terms hereinafter set forth:

    1.  Stock Award.  The Company hereby grants to Participant an Award of _____ restricted shares of Common Stock, $0.01 par value, of the Company (“Award Shares”), subject to the vesting, forfeiture and nontransferability provisions hereof and the other terms and conditions set forth herein.

    2.  Restrictions.  Participant represents that the Award Shares are being acquired by Participant for his/her own account for investment and not with a view to the distribution thereof, and no part of the Award Shares will be sold or otherwise disposed of except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.  Participant shall not sell, assign, transfer, convey, donate, pledge, encumber or otherwise dispose of any of the Award Shares or any interest therein (and any such action or attempted action shall be void and of no force or effect whatsoever) before the vesting of such Award Shares in accordance with paragraph 3.

    3.  Vesting of Award Shares.  The Award Shares will vest in four increments if there is no Termination of Service (as defined in the Plan) prior to each vesting date.  If only a portion of the Award Shares are released from the restrictions as set forth above and such action would result in the release of a fractional share of Common Stock, the total number of Award Shares that shall vest and be released from the restrictions thereon shall be rounded down to the next lowest number of whole shares of Common Stock, as provided below.  When Award Shares have vested, the restrictions on transferability imposed under the last sentence of paragraph 2 and the forfeiture provisions imposed under paragraph 4 shall lapse with respect to such vested Award Shares.  Subject to no Termination of Service prior to each vesting date, the Award Shares shall vest as follows:

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of the prospectus is __________ ___, 20___

       (a)  One-fourth (1/4) of the total Award, or _____ Award Shares, will vest on _____ __, 20__ provided that there is no Termination of Service prior to such date.

       (b)  One-fourth (1/4) of the total Award, or _____ Award Shares, will vest on _____ __, 20__  provided that there is no Termination of Service prior to such date.

       (c)  One-fourth (1/4) of the total Award, or _____ Award Shares, will vest on _____ __, 20__  provided that there is no Termination of Service prior to such date.

       (d)  The remainder of the total Award, or _____ Award Shares, will vest on _____ __, 20__  provided that there is no Termination of Service prior to such date.

The vesting of Award Shares shall be subject to the payment by Participant of all amounts required to be paid with respect to such Award Shares under paragraph 9 hereof.

    4.  Forfeiture.  In the event of a Termination of Service, all of the unvested Award Shares shall be automatically forfeited.  Upon forfeiture as specified herein, the forfeited Award Shares shall forthwith be returned to the Company (to the extent held by the Participant) and any certificates, book entries, or other indicia of ownership cancelled without any payment or other consideration to Participant.

    5.  Deposit.  The certificates representing the Award Shares, issued in the name of Participant, and accompanied by assignments in blank separate from certificate, shall be deposited with and held by the Company.  Upon vesting pursuant to paragraph 3, the certificates representing the vested Award Shares shall be delivered to Participant.  Participant hereby designates and appoints the Corporate Treasurer and the Corporate Secretary of the Company, and each of them, with full power of substitution, as his agents and attorneys-in-fact in his name, place and stead, to transfer to the Company, on the books and records of the Company, any and all Award Shares issued in the name of Participant, upon forfeiture of the same in accordance with the Plan and this Agreement, and to take any and all actions, and to execute and deliver any and all documents, instruments and certificates as the attorney-in-fact may deem necessary or appropriate in connection therewith.

    6.  Legend.  Certificates representing the Award Shares shall bear a legend evidencing the restrictions and forfeiture provisions hereof.  When such restrictions and forfeiture provisions terminate, Participant shall be entitled to have such legend removed from such certificates upon presentation to the Company.

    7.  Dividend and Voting Rights.  Participant shall be entitled to receive any cash dividends and distributions paid on the Award Shares, and shall be entitled to vote the Award Shares, until and unless such shares are forfeited hereunder; provided, however, that any cash dividends or distributions on unvested Award Shares may, at the option of the Board of Directors, be held in escrow by the Company and delivered to Participant (with or without interest, as may be determined by the Board) or forfeited back to the Company, as the case may be, upon the vesting or forfeiture of such Award Shares.  Stock dividends, if any, on the Award Shares shall be delivered to the Company to be held and distributed or forfeited, as the case may be, in accordance with the terms hereof and of the Plan, in the same manner as the Award Shares in respect of which such stock dividends are paid.

    8.  Nontransferability.  Prior to vesting, the Award Shares herein granted and the rights and privileges conferred hereby are personal to Participant and shall not be sold, assigned, transferred, conveyed, donated, pledged, encumbered or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

    9.  Taxes.  Participant shall, at each vesting date, pay to the Company an amount equal to any taxes that the Company is required to withhold in connection with the termination of the restrictions and forfeiture provisions hereof.  The taxes (federal, FICA, and state, where applicable) will be based on the fair market value of the Award Shares eligible for vesting on the applicable vesting date, determined by reference to the market closing sale price of the Company’s Common Stock on the Nasdaq Stock Market (or other exchange or market on which the Common Stock may then be listed) on such vesting date (or if there are no sales on such date, on the last preceding date for which such closing sale price information is available), subject to such adjustments for nontransferability or other factors as the Company’s Board of Directors may determine to be appropriate.  The foregoing shall be subject, however, to (a) Participant’s right to elect to accelerate the taxability of Award Shares under Section 83(b) of the Internal Revenue Code of 1986, as amended (in which case Participant shall have the obligations under this paragraph 9 on the grant date or other date on which such tax obligations arise as a result of such acceleration), and (b) Participant’s right to satisfy the foregoing obligations, in whole or in part, by electing to have withheld by the Company or by delivering and assigning to the Company shares of Common Stock having an aggregate fair market value equal to the amount of the tax withholding obligations in accordance with Article XIII of the Plan.

    10.  Effect of Change in Control.
       (a) Upon the occurrence of a “Change in Control” of the Company, the unvested portion of the Award shall immediately vest as of the date of the occurrence of such event.

       (b) The term “Change in Control” shall be deemed to have occurred when:

          (i) Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (other than indirectly as a result of the Company’s redemption of its securities); or

          (ii) The consummation of any merger or other business combination of the Company, a sale of  more than 50% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than 50% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

          iii) Within any twelve-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

    11.  Coordination with Plan.  Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given to them in the Plan.  In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Plan, the terms and provisions of the Plan shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

USA TRUCK, INC.

By:____________________________________
John M. Simone
President and Chief Executive Officer

PARTICIPANT:___________________________

_______________________________________
      Participant Signature